EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223260) of our report dated June 15, 2018, appearing in this Annual Report on Form 11-K of the Broadwind Energy, Inc. Employees’ 401(k) Plan for the year ended December 31, 2017.

/s/ Sassetti LLC

Oak Park, Illinois

June 15, 2018